UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report: September 23, 2026

(Date of earliest event reported)

EVA LIVE INC.

(Exact name of registrant as specified in its charter)

Nevada	001-43076	88-2864075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

8488 Rozita Lee Ave Building 3

Las Vegas, NV 89113

(Address of principal executive offices, including zip code)

(310) 229-5981

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since the last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
common stock, par value $0.0001	GOAI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by a check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02 - Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 20, 2026, on August 17, 2026, the Company entered into a new Executive Employment Agreement (the “Employment Agreement”) with David Boulette, the Company’s Chief Executive Officer. Pursuant to the terms of the Employment Agreement, on September 25, 2026, the Company issued 200,000 shares of its Series A Convertible Preferred Stock (the “Series A Preferred Stock”) to Mr. Boulette.

ITEM 5.03 – Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Amended and Restated Articles of Incorporation

On September 23, 2026, the Company filed an Amended and Restated Articles of Incorporation (the “A&R Articles”) with the Secretary of State of the State of Nevada. The A&R Articles modernize and conform the Company’s existing articles of incorporation (the “Existing Articles”) to current Nevada law and update standard corporate governance provisions, and do not change the Company’s authorized capital stock. The amendments effected by the A&R Articles, among other things, included the following principal changes:

Declassification of the Board of Directors. The A&R Articles eliminate the classified board structure. Under the A&R Articles, the Board shall consist of at least one (1) and not more than thirteen (13) directors, with the exact number fixed as provided in the Bylaws, and all directors will be subject to annual election.

Removal of Directors Only for Cause. The Existing Articles  did not contain a specific provision addressing director removal. The A&R Articles provide that any director, or the entire Board, may be removed from office only for cause and only by the affirmative vote of at least sixty-six and two-thirds percent (66.67%) of the outstanding shares of capital stock of the Company entitled to vote generally in the election of directors. “Cause” is defined as (i) conviction of a felony, (ii) declaration of unsound mind by a court of competent jurisdiction, (iii) gross dereliction of duty, or (iv) commission of an act involving moral turpitude that is materially injurious to the Company. This provision may have the effect of making it more difficult to change the composition of the Board and could discourage or delay an attempt to acquire control of the Company.

Director and Officer Liability and Indemnification. The Existing Articles contained an exculpation provision applicable only to directors, with specific carve-outs for breach of the duty of loyalty, bad faith, intentional misconduct, knowing violations of law, liability under NRS §174, and transactions involving improper personal benefit. The A&R Articles replace this provision with a broader formulation that eliminates or limits the personal liability of both directors and officers to the fullest extent permitted by the NRS, with an automatic ratchet providing that liability will be further eliminated or limited to the fullest extent permitted if the NRS is subsequently amended. The A&R Articles also modernize the indemnification and advancement provisions to cover expenses incurred by officers and directors (including persons who served in such capacities for predecessor entities and affiliates) and to provide for mandatory advancement of expenses upon receipt of an undertaking to repay. Any repeal or modification of these provisions is prospective only and may not adversely affect existing rights.

Anti-Takeover Statute Elections. The Existing Articles did not address Nevada’s anti-takeover statutes. The A&R Articles expressly elect for the Company to be governed by (i) the Nevada Control Share Acquisition Statute (NRS §78.378 through §78.3793, inclusive), which provides that a person who acquires “control shares” in a “control share acquisition” may not exercise voting rights with respect to such shares unless approved by the Company’s stockholders, and (ii) the Nevada Business Combination Statute (NRS §78.411 through §78.444, inclusive), which restricts certain business combinations between the Company and an “interested stockholder” (generally, a holder of 10% or more of the Company’s voting power) unless the Board approved the transaction prior to the stockholder becoming an interested stockholder, a majority of disinterested stockholders approve, or fair value requirements are satisfied. These elections may have the effect of discouraging, delaying, or preventing a change in control of the Company.

Exclusive Board Authority over Bylaws. Under the Existing Articles, the Board was authorized to make, alter, amend, or repeal the Bylaws, subject to any restrictions or limitations under the NRS. The A&R Articles grant the Board the exclusive power to make, amend, alter, or repeal the Bylaws pursuant to NRS 78.120, which eliminates any concurrent stockholder right to amend the Bylaws. This change consolidates bylaw amendment authority with the Board and may limit the ability of stockholders to effect governance changes through bylaw amendments.

Exclusive Forum Selection. The Existing Articles did not contain a forum selection provision. The A&R Articles designate the state or federal courts located in Washoe County, Nevada as the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee to the Company or its stockholders, (iii) any action asserting a claim arising under the NRS or the Articles or Bylaws, and (iv) any action asserting a claim governed by the internal affairs doctrine. Any person acquiring shares of the Company’s capital stock is deemed to have consented to this provision. This forum selection provision does not apply to claims arising under the Securities Act of 1933 or the Securities Exchange Act of 1934. This provision may limit investors’ ability to bring claims in judicial forums that they find favorable and may discourage certain lawsuits.

Removal of Certain Legacy Provisions. The A&R Articles remove certain provisions from the Existing Articles that are either governed by the NRS and the Bylaws as a matter of law or are no longer necessary, including: the provision permitting stockholder meetings and corporate books to be held or kept outside Nevada (governed by the NRS); the compromise or arrangement provision (governed by the NRS); the management provision granting the Board control over stockholder inspection of books and records (governed by the NRS); and the express consent to stockholder action by written consent (permitted under the NRS without a charter provision). The removal of these provisions is not intended to limit any rights that stockholders or the Board may have under applicable law.

Series A Preferred Stock

On September 23, 2026, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock (the “Certificate of Designation”) with the Secretary of State of the State of Nevada, designating 1,000,000 shares of Series A Preferred Stock.

The Series A Preferred Stock has the rights, preferences, and privileges set forth in the Certificate of Designation. The following is a summary of the material terms of the Series A Preferred Stock.

Stated Value. The stated value of the Series A Preferred Stock is $0.0001 per share.

Conversion. Each holder of Series A Preferred Stock may convert any or all of such holder’s shares of Series A Preferred Stock into common stock at a conversion rate of 150 shares of common stock for each one share of Series A Preferred Stock surrendered for conversion.

Dividend. The Series A Preferred Stock does not carry mandatory dividend rights.

Voting Rights. Except as otherwise provided in the Certificate of Designation or required by applicable law, the Series A Preferred Stock does not have voting rights. However, so long as any shares of Series A Preferred Stock remain outstanding, the Company may not, without the written consent or affirmative vote of the holders of a majority of the then-outstanding shares of Series A Preferred Stock, take certain actions that would adversely affect the powers, preferences, rights, privileges or restrictions of the Series A Preferred Stock, including adverse amendments to the Certificate of Designation, the Company’s articles of incorporation or bylaws, or the filing of any certificate of designation for another series of preferred stock that would have such an adverse effect. The Company also may not enter into any agreement to take any such action without the same majority approval.

Liquidation Preference. Upon any voluntary or involuntary liquidation, dissolution or winding up of the Company, each holder of Series A Preferred Stock is entitled to receive, before any distribution to holders of common stock, a preferential cash amount equal to the stated value of each share of Series A Preferred Stock held by such holder.

Adjustments. The Certificate of Designation provides for customary proportionate adjustments to the conversion rate upon stock dividends, subdivisions, combinations, or reclassifications of the Company’s common stock.

Amended and Restated Bylaws

Effective September 23, 2026, the Board of Directors of the Company adopted amended and restated bylaws (the “A&R Bylaws”), which replaced the Company’s prior bylaws in their entirety. The A&R Bylaws modernize the Company’s governance framework and conform to the Company’s A&R Articles. The amendments effected by the A&R Bylaws, among other things, included the following principal changes:

Annual and Special Meetings. The A&R Bylaws provide that annual meetings of stockholders shall be held on a date and time fixed by the Board of Directors. Special meetings of stockholders may be called only by the Board of Directors acting pursuant to a resolution adopted by a majority of the total number of directors then in office, or by the Chairman of the Board of Directors or the Chief Executive Officer, and may not be called by any other person, including stockholders.

Advance Notice Requirements. The A&R Bylaws establish advance notice requirements and procedures for stockholder nominations of persons for election to the Board of Directors, including requirements for timely notice, proper written form, and compliance with Rule 14a-19 under the Exchange Act.

Board of Directors. The A&R Bylaws provide that the number of directors shall be at least one (1) and not more than thirteen (13), with the exact number fixed by the Board of Directors. Directors are elected at each annual meeting to serve until the next succeeding annual meeting. Consistent with the A&R Articles, any director may be removed only for cause and only by the affirmative vote of at least sixty-six and two-thirds percent (66.67%) of the outstanding shares of capital stock entitled to vote generally in the election of directors. Vacancies on the Board of Directors shall be filled solely by the affirmative vote of a majority of the remaining directors then in office.

Exclusive Board Authority over Bylaws. Consistent with the A&R Articles, the Board of Directors has the exclusive power to amend or repeal the A&R Bylaws, or to adopt new bylaws.

The foregoing descriptions of the A&R Articles, the Certificate of Designation and the A&R Bylaws do not purport to be complete and are qualified in their entirety by reference to the full text of the Amended and Restated Articles, which is filed as Exhibit 3.1, the full text of the Certificate of Designation, which is filed as Exhibit 3.2, and the full text of the A&R Bylaws, which is filed as Exhibit 3.3, to this Current Report on Form 8-K and each of which is incorporated herein by reference.

Item 8.01 Other Events.

In September 2026, the Company moved its headquarters to 8488 Rozita Lee Ave Building 3, Las Vegas, NV 89113. The Company’s telephone number remains the same, (310) 229-5981.

ITEM 9.01 – Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
3.1	Amended and Restated Articles of Incorporation
3.2	Certificate of Designation of Preferences, Rights and Limitations of Series A Convertible Preferred Stock
3.3	Amended and Restated Bylaws
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EVA LIVE INC.

September 29, 2026	By:	/s/ David Boulette
Date		David Boulette
President and CEO